DATED                         DECEMBER 18th                            2001
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                       SERVICE AGREEMENT

        maxxZone.com, Inc. - Maxxplay Enterprises, Inc.












Maxxplay Enterprises, Inc.
("Maxxplay")

and

maxxZone.com, Inc.
("MaxxZone")



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                       SERVICE AGREEMENT
          Maxxplay Enterprises Inc - maxxZone.com Inc

This Agreement (the "Agreement") is made and entered into as of December 18th, 2001, by and between Maxxplay Enterprises Inc, a company incorporated under the laws of the State of Nevada ("Maxxplay"), and maxxZone.com Inc., a company also incorporated under the laws of the State of Nevada, ("MaxxZone"), (hereinafter the "Parties").

                           RECITALS

     A. MaxxZone has established, owns and represents, a corporation capable of optimizing commercial success by accessing a vast community of sports fun players, associations and corporations, within the Territory

     B. MaxxZone has acquired the Internet marketing rights to a new global sports fun play program (Schedule A.), and wishes to capitalize on this opportunity with the best available management

     C. Maxxplay has conceived this new program and related intellectual property, the Rights to which have been assigned to MaxxZone for the Territory; and Maxxplay desires to ensure commercial success by providing management and marketing services for MaxxZone, and MaxxZone desires to accept these services and obligations under the terms and conditions of this Agreement

     NOW, THEREFORE in consideration of the mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties consent and agree as follows:

     ACCORDINGLY, for good and valuable consideration, and in further consideration of the forgoing and the mutual covenants, agreements, representations and warranties herein contained, the Parties hereby further agree as follows:

     Article 1.  SERVICES

     Maxxplay shall provide all essential, marketing and management services for MaxxZone, including the establishment of a permanent MaxxZone Management Team, during the Term and within the Territory, and MaxxZone hereby accepts such services and obligations upon the terms and conditions contained herein

     Article 2.  CONSIDERATION

     In consideration of the management and marketing services provide by Maxxplay under this Agreement, MaxxZone shall pay Maxxplay a consulting fee of two Thousand and five hundred Dollars (US$2,500) per month payable in advance, plus any and all business expenses incurred by Maxxplay while providing the services under this Agreement, for the duration of the Term.

     Article 3.  NO COMPETITION

     Maxxplay, nor its agents, employees, partners, officers, directors or any other company or person with which Maxxplay has any other commercial relationship, association, affiliation and/or agreement, other than specifically provided for in this Agreement, shall

       3.1 neither appoint nor otherwise allow any other entity, either directly or indirectly to, manufacture, import, sell, market or distribute the products MaxxZone and relating intellectual property; or any improvements therein or any like products as may reasonably be deemed to compete with the program and intellectual property of MaxxZone

       3.2 nor, either directly or indirectly, endorse, manufacture, import, sell, market, distribute or grant the rights to programs, games, products and related intellectual property; or any improvements therein; or any like programs, games or products as may reasonably be deemed to compete with the services, rights or intellectual property of MaxxZone

       3.3 nor, offer services to any other entity, either directly or indirectly, as may reasonably be deemed to compete with the Program, Games, Product and Website under this Agreement



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     Article 4.  CONFIDENTIALITY

     Maxxplay   and  MaxxZone  shall  keep  confidential   all
     proprietary information pertaining to the products, games and property as conceived and developed by Maxxplay and marketed by MaxxZone.

     Article 5.  RELATIONSHIP OF PARTIES

     The relationship of the parties of this Agreement shall be that of independent contractors. Nothing contained in this agreement shall be construed to create an agency, partnership, joint-venture or employment relationship between the Parties, nor to make Maxxplay the agent for MaxxZone for any purpose, and no party hereto shall have any right whatsoever to incur any liabilities or obligations on behalf of or binding upon the other Party.

     Article 6.  TERM

     The Term of this Agreement shall be deemed to commence from the above date of this Agreement, and for a period of 12 months thereafter, upon which the Parties shall review any ongoing relationship between the parties

     Articles 7.  ASSIGNMENT of AGREEMENT

     MaxxZone may assign the rights, interest and obligations under the Agreement to a successor entity, but MaxxZone is not otherwise entitled to assignment the benefits of this Agreement to any subsidiary, division or other company through which MaxxZone may from time to time enter into agreements to exclusively or otherwise conduct its business.

     Article 8.  SEVERABILITY

     If any provision of this Agreement is held to be prohibited by or invalid under any applicable law by any court or tribunal, such provision shall be ineffective only to the extent of such prohibition and shall not effect the validity of the remaining provisions hereof.

     Article 9.  ENTIRE AGREEMENT

     This Agreement constitutes the entire Agreement between the parties, supersedes all prior oral and written agreements and understandings between the parties, and can be altered, amended or modified only in writing and as duly executed by all parties.

     Article 10.  BINDING AGREEMENT

     This Agreement shall be binding upon and shall inure to the respective parties hereto and their legal successors, heirs, administrators and assigns.

     Article 11.  EXECUTION OF AGREEMENT

     This Agreement embodied in the English language and is executed as of two original counterparts made between Maxxplay and MaxxZone each of which are signed by the authorised officer of each organisation who represent that they have the authority to enter this agreement on behalf of their respective organizations.

     Article 12.  GOVERNING LAW

     This Agreement must be interpreted in conformity with the laws of the State of Nevada and the parties submit to the non-exclusive jurisdiction of the Courts of that State and all courts of appeal therefrom.



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     IN WITNESS WHEREOF, the parties hereto have executed this
     Agreement as of the day and year first above written.


     For and on behalf of
     Maxxplay Enterprises, Inc.

     By:  /s/ Ronald W. Wise
         --------------------
         Dr. Ronald W. Wise
         Chairman of the Board


     For and on behalf of
     maxxZone.com, Inc.

     By:  /s/ Roland Becker
         -------------------
         Roland Becker
         President









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